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                                                                    EXHIBIT 11.1

                               REDWOOD TRUST, INC.
                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS


                                                                           Three Months       Three Months
                                                                               Ended             Ended
                                                                           March 31, 2001    March 31, 2000
                                                                           --------------    --------------
BASIC:
          Average common shares outstanding                                   8,838,964         8,785,017
                                                                             ----------        ----------

                Total                                                         8,838,964         8,785,017
                                                                             ==========        ==========

          Net Income                                                         $6,679,775        $3,283,791
                                                                             ==========        ==========

          Per Share Amount                                                   $     0.76        $     0.37
                                                                             ==========        ==========


DILUTED:
          Average common shares outstanding                                   8,838,964         8,785,017
          Net effect of dilutive stock options outstanding
              during the period -- based on the treasury stock method           226,257            59,589
                                                                             ----------        ----------

                Total                                                         9,065,221         8,844,606
                                                                             ==========        ==========

          Net Income                                                         $6,679,775        $3,283,791
                                                                             ==========        ==========

          Per Share Amount                                                   $     0.74        $     0.37
                                                                             ==========        ==========